UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c)On February 11, 2021, the board of directors of Weyerhaeuser Company (“Weyerhaeuser” or the “Company”) appointed Nancy S. Loewe, 53, as Weyerhaeuser’s senior vice president and chief financial officer, to become effective March 8, 2021. She will replace Russell Hagen who, as previously disclosed, will assume the position of senior vice president and chief development officer effective March 8, 2021. Jim Kilberg, the Company’s senior vice president of Real Estate, Energy and Natural Resources, will retire effective March 1, 2021.

Ms. Loewe has more than 20 years of financial and operating experience across multiple industries, having served most recently as the senior vice president of finance for Visa, Inc., a financial services corporation, from March 2019 to March 2021. From April 2017 to February 2019 she served as the chief financial officer and chief operating officer of TropicSport, a manufacturer and seller of skin care products; and from April 2014 to March 2017 she served as the chief financial officer for the International division of Kimberly-Clark, a multi-national producer of paper-based personal care consumer products.  Previously, Ms. Loewe was the executive vice president and chief financial officer for PepsiCo’s Frito-Lay North America business unit. She also served in a number of senior finance roles during her two‑decade tenure with General Electric Company, including chief financial officer for the Consumer & Industrial, Plastics Asia, and Healthcare Services business units.

In connection with her appointment as senior vice president and chief financial officer of Weyerhaeuser, Ms. Loewe will receive an annual base salary of $625,000 and will participate in the Company’s annual incentive compensation plan. For 2021, Ms. Loewe’s target bonus will be 95% of her base salary, with a maximum bonus opportunity of 200%. She will also receive long-term equity awards with an aggregate grant date value of $1,850,000 comprised of the following: (i) approximately 60% grant date value in the form of performance share units that may be earned at 0% to 150% of target value over the period commencing on February 11, 2021 and ending on December 31, 2023; and (ii) approximately 40% grant date value in the form of restricted stock units that will vest 25% over four years. As compensation for the loss of unvested equity with her current employer Ms. Loewe will receive a one-time payment of $300,000 that will be subject to pro-rated forfeiture for a period of two years from her date of hire if she were to voluntarily terminate her employment or if she were involuntarily terminated.

The Company will also enter into standard forms of executive severance agreement and change in control agreement with Ms. Loewe on her date of hire. The severance benefit is an amount equal to (i) one and one-half times her highest annualized base salary rate; (ii) one and one-half times her target annual bonus for the year in which the termination occurs; (iii) her unpaid base salary and accrued vacation pay; (iv) her actual bonus prorated for the number of days she worked through the date of her termination; and (v) a lump sum payment of $10,000 to assist in paying for replacement health and welfare coverage. The change in control benefit is similar to the benefits described above for executive severance, except that for items (i) and (ii) the benefit is equal to two-times such amounts and also includes full vesting of benefits under supplemental retirement plans and a lump sum payment of $75,000 to assist in paying for replacement health and welfare coverage following the date of termination. These change in control benefits are in addition to those set forth in the company’s long-term incentive plan awards.

The foregoing descriptions of long-term incentive awards, executive severance and executive change-in-control agreements are a summary and are qualified in their entirety by reference to the performance share unit award terms and conditions (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 26, 2021 - Commission File Number 1-4825), restricted stock unit award terms and conditions (filed as Exhibit 10.2 to the Current Report on Form 8-K filed on January 26, 2021 - Commission File Number 1-4825), executive severance agreement (filed as Exhibit 10(c) to the Annual Report on Form 10-K for the annual period ended December 31, 2019 – Commission File Number 1-4825) and executive change-in-control agreement (filed as Exhibit 10(a) to the Annual Report on Form 10-K for the annual period ended December 31, 2019 – Commission File Number 1-4825), each of which is incorporated herein by reference.

On February 17, 2021, Weyerhaeuser issued a press release announcing the changes to its senior leadership team described in this Item 5.02, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.     The following items are filed as exhibits to this report.

Exhibit No.	Description
99.1	Press release issued by Weyerhaeuser Company on February 17, 2021
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 17, 2021